As filed with the Securities and Exchange Commission on February 12, 2021
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-1677033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1465 North Scottsdale Road, Suite 400 Scottsdale, Arizona 85257 (602) 850-5000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
(Full title of the plan)

Robert Lyons President, Chief Executive Officer and Director Limelight Networks, Inc. 1465 North Scottsdale Road, Suite 400 Scottsdale, Arizona 85257 (602) 850-5000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Mitzi Chang Goodwin Procter LLP 3 Embarcadero Center, 28th Floor San Francisco, CA 94111 (415) 733-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, to be issued under the Amended and Restated 2007 Equity Incentive Plan	4,500,000(2)	$4.39(3)	$19,755,000(3)	$2,155.77
(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Registrant's Amended and Restated 2007 Equity Incentive Plan (the "2007 Plan") by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the Registrant's receipt of consideration.
(2)    Represents an additional 4,500,000 shares of Common Stock available for issuance under the Registrant’s 2007 Plan as a result of provisions in the Registrant’s 2007 Plan that allow for the automatic annual increase of Common Stock available for issuance under such plan. Such increase automatically occurred on January 1, 2021 pursuant to the terms of the 2007 Plan.
(3)    Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee, based upon $4.39, the average of the high and low prices of the Registrant’s Common Stock on February 5, 2021, as reported on the Nasdaq Global Select Market.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

    This Registration Statement registers additional shares of Common Stock of Limelight Networks, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s Amended and Restated 2007 Equity Incentive Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 4, 2007 (File No. 333-147830), May 11, 2009 (File No. 333-159132), March 12, 2010 (File No. 333-165436), September 9, 2011 (File No. 333-176760), May 9, 2012 (File No. 333-181280), March 5, 2013 (File No. 333-187052), February 26, 2014 (File No. 333-194143), February 18, 2015 (File No. 333-202144), February 16, 2016 (File No. 333-209537), February 21, 2017 (File No. 333-216142), February 9, 2018 (File No. 333-222942), February 1, 2019 (File No. 333-229475), May 3, 2019 (File No. 333-231194), and January 30, 2020 (File No. 333-236171) are incorporated by reference in this Registration Statement pursuant to General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents, which have been filed by the Registrant with the Commission, are hereby incorporated by reference in this Registration Statement (other than portions of these documents that are furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items):
(a)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), as filed with the Commission on February 12, 2021;
(b)All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report; and
(c)The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33508), as filed with the Commission on May 30, 2007 pursuant to Section 12(b) of the Exchange Act and as declared effective on June 7, 2007, including any amendment or report filed for the purpose of updating such description.
    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Description
4.1*	Specimen Common Stock certificate of the Registrant
4.2**	Amended and Restated 2007 Equity Incentive Plan and form of agreement thereunder
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)

*    Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S‑1, as amended (Registration No. 333-141516), as declared effective on June 7, 2007.
**    Incorporated by reference to exhibits filed with the Registrant’s Quarterly Report on Form 10-Q (Registration No. 001-33508), as filed on October 27, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 12th day of February, 2021.
        LIMELIGHT NETWORKS, INC.

        By: /s/ Robert Lyons
Robert Lyons
President, Chief Executive Officer and Director
POWER OF ATTORNEY
    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Lyons and Daniel Boncel, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert Lyons Robert Lyons	President, Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2021
/s/ Daniel Boncel Daniel Boncel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 12, 2021
/s/ Walter Amaral Walter Amaral	Non-Executive Chairman of the Board and Director	February 12, 2021
/s/ Doug Bewsher Doug Bewsher	Director	February 12, 2021
/s/ Marc DeBevoise Marc DeBevoise	Director	February 12, 2021
/s/ Jeffrey T. Fisher Jeffrey T. Fisher	Director	February 12, 2021
/s/ Scott Genereux Scott Genereux	Director	February 12, 2021
/s/ Patricia Parra Hadden Patricia Parra Hadden	Director	February 12, 2021
/s/ David C. Peterschmidt David C. Peterschmidt	Director	February 12, 2021